LOAN MODIFICATION AGREEMENT

      This Loan Modification Agreement is entered into as of October 15, 2000, by and between Optika Inc., formerly known as Optika Imaging Systems, Inc. ("Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated October 15, 1998, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of Three Million Dollars ($3,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement. Additionally, Borrower has agreed with Bank not to mortgage, pledge, hypothecate or otherwise encumber its Intellectual Property, pursuant to a Negative Pledge Agreement dated October 15, 1998.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.    DESCRIPTION OF CHANGE IN TERMS.

      A.         Modification(s) to Loan Agreement.

            1. Sub-section (ii) entitled "Tangible Net Worth" of Section 6.7 entitled "Financial Covenants" is hereby amended to read as follows:

                  (ii)  Tangible  Net Worth.  A Tangible Net Worth of at least
                   $6,000,000.

            2. Sub-section (iv) entitled "Profitability" of Section 6.7 entitled "Financial Covenants" is hereby deleted in its entirety and replaced by the "Minimum Revenue" to read as follows:

                  (iv) Minimum Revenue. Borrower will have a minimum revenue equal to 75% of its plan as follows: $3,750,000 for the quarter ended December 31, 2000; $4,250,000 for quarter ending March 31, 2001; $5,000,000 for quarter ending June 30, 2001 and $5,500,000 for the quarter ending September 30, 2001.

            3.     The following defined term under Section 13.1 entitled
                  "Definitions" is hereby amended to read as follows:

                  "Revolving Maturity Date" is November 6, 2001.

      B.    Waiver of Financial Covenants

            1. Bank hereby waives Borrower's existing default under the Loan Agreement by virtue of Borrower's failure to comply with the Minimum Revenue covenant as of quarter ended September 30, 2000. Bank's waiver of Borrower's compliance of this covenant shall apply only to the foregoing period.

                  Bank's agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Bank to waive Borrower's compliance with the above-described covenant as of all other dates and (2) shall not limit or impair the Bank's right to demand strict performance of this covenant as of all other dates and (3) shall not limit or impair the Bank's right to demand strict performance of all other covenants as of any date.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay Lender a fee in the amount of Fifteen Thousand Dollars ($15,000), plus all out-of-pocket expenses (the "Loan Fee").

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.

      This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                       BANK:

OPTIKA, INC                                     SILICON VALLEY BANK

By:                                             By:
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Name:                                           Name:
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Title:                                          Title:
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